Exhibit 99.1
Ambac Reports Third Quarter 2025 Results
•Total P&C premium production increased 32% for the quarter to $343 million
•Insurance Distribution Segment
◦Total revenue grew to $43 million for the quarter, an increase of 80%
◦Organic revenue growth equaled 40.0%
◦Net loss to Shareholders of $(5) million for the quarter
◦Adjusted EBITDA of $10 million for the quarter, up 272%
◦Adjusted EBITDA to Shareholders of $6 million for the quarter, up 183%
•Specialty P&C Insurance ("Everspan")
◦Gross and net premiums written of $97 million and $18 million were down 16% and 46%, respectively
◦Net loss to Shareholders was $0.1 million
•AFG completed the repurchase of 3.1 million shares during October at an average price of $8.48(1). These repurchases represented 6.7% of shares outstanding and 6.5% of basic weighted shares outstanding as last reported
(1) Represents total cost including broker commissions divided by shares repurchased
NEW YORK, NY, November 10, 2025 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), an insurance holding company, today reported its results for the Third Quarter 2025.
Claude LeBlanc, President and Chief Executive Officer, stated, "Having successfully completed the sale of our legacy financial guarantee business in late September, our sole focus is now on the growth and profitability of our specialty P&C businesses, including a seamless integration of recently acquired ArmadaCare. Bolstered by our 2024 acquisition of Beat, our insurance distribution business delivered strong reported and organic growth this quarter, reinforcing our strategic momentum and driving higher operating and earnings margins. Adverse loss experience in the quarter unfavorably affected Everspan's results, validating the decision to exit a commercial auto program last year to protect the long-term performance of our book. We expect Everspan's combined ratios will improve as the platform reaches scale between 2026 and 2027. We remain highly confident in Ambac's strategic direction and future prospects, as demonstrated by our repurchase of over 3 million of our shares in October."
LeBlanc continued, “During the third quarter we were also excited to expand our partnership with Pivix--an MGA we believe holds significant growth potential--and, more recently, to announce the launch of 1889 Specialty, our latest de-novo MGA venture."

Ambac's Third Quarter 2025 Summary Results
	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share data)[1]	2025	2024	% Change	2025	2024	% Change
Total revenues from continuing operations	66,606	70,005	(5)%	184,319	170,593	8%
Total expenses from continuing operations	98,685	90,762	(9)%	254,479	209,338	(22)%
Pretax income (loss) from continuing operations	(32,079)	(20,757)	(55)%	(70,160)	(38,745)	(81)%
Provision (benefit) for income taxes from continuing operations	(1,241)	(867)	NM	(4,030)	(767)	NM
Net income (loss) from continuing operations	(30,838)	(19,890)	(55)%	(66,130)	(37,978)	(74)%
Net income (loss) from continuing operations attributable to Ambac shareholders, net of tax	(31,730)	(18,117)	(75)%	(68,422)	(37,119)	(84)%
Net income (loss) from discontinued operations	(80,890)	(9,386)	NM	(163,288)	28,936	NM
Net income (loss) attributable to Ambac shareholders	(112,620)	(27,503)	NM	(231,710)	(8,183)	NM
Net income (loss) attributable to stockholders per diluted share [3]	$(2.35)	$(0.63)	NM	$(5.11)	$(0.23)	NM
Non-GAAP
EBITDA to shareholders [2]	(20,075)	(10,465)	(92)%	(35,418)	(26,573)	(33)%
Adjusted EBITDA to shareholders[2]	(2,856)	1,905	NM	(8,734)	1,678	NM
Adjusted net income (loss) attributable to shareholders	(9,957)	(1,654)	NM	(26,546)	(2,929)	NM
Per Share
Adjusted net income (loss) to shareholders per diluted share [2]	$(0.21)	$(0.03)	NM	$(0.56)	$(0.06)	NM
Adjusted EBITDA to shareholders per diluted share[2]	$(0.06)	$0.04	NM	$(0.09)	$0.04	NM

Weighted-average diluted shares outstanding	48,106	47,689		47,862	46,581
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

Third Quarter 2025 Summary*
Total revenue from continuing operations for the third quarter of 2025 was $67 million, a decrease of 5% compared to the $70 million in the same prior-year period. This decrease was mostly due to a managed reduction in earned premiums at Everspan, and the impact of a $4.9 million realized gain on an FX hedge and a $7.5 million gain on the sale of CNIC in the third quarter of 2024. These items more than offset strong revenue growth in our Insurance Distribution segment which experienced 40.0% organic revenue growth this quarter.
Total expenses from continuing operations for the third quarter of 2025 were $99 million, an increase of 9% compared to the $91 million in the same prior-year period. This increase was primarily due to an increase in G&A expenses, intangible amortization and interest expense, most of which related to the acquisition and growth of Beat. G&A expenses also included costs associated with the exit from the financial guarantee business and the acquisition of ArmadaCare. These increases more than offset lower nominal losses, loss adjustment and acquisition expenses at Everspan.
Net loss from continuing operations to Ambac shareholders for the third quarter of 2025 increased by $(14) million to $(32) million compared to the $(18) million in the same prior-year period. The increase was driven by the factors highlighted above.
Adjusted EBITDA from continuing operations to Ambac shareholders for the third quarter of 2025 was $(3) million compared to $2 million in the same prior-year period driven by lower Adjusted EBITDA at Everspan, the FX hedge gain realized in 3Q 2024 and expenses incurred related to M&A and legacy litigation, which collectively more than offset the improved results in Insurance Distribution.

* For definition of each non-GAAP measures referred to above, as well as reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see "Non-GAAP Financial Measures" below.

Earnings Call and Webcast
On November 11, 2025, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's third quarter 2025 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 or (201) 493-6779.
The webcast will be archived on Ambac's website. A replay of the call will be available through November 25, 2025, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13755834
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)	2025	2024	% Change		2025	2024	% Change
Total revenues	$43,222	$23,995	80%		$117,261	$55,166	113%
Pretax income (loss)	$(5,747)	$(7,949)	28%		$(18,159)	$(2,851)	(537)%
Pretax income (loss) to shareholders	$(6,639)	$(6,176)	(7)%		$(20,451)	$(1,994)	(926)%
EBITDA	$9,855	$2,425	306%		$26,640	$9,825	171%
EBITDA to shareholders[1]	$5,928	$1,868	217%		$15,508	$7,918	96%
Adjusted EBITDA	$9,955	$2,673	272%		$26,647	$10,067	165%
Adjusted EBITDA to shareholders[1]	$5,988	$2,116	183%		$15,599	$8,160	91%
Pretax income margin to shareholders[2]	(13.3)%	(33.1)%	598	bps	(15.5)%	(5.2)%	(1981)	bps
Adjusted EBITDA margin to shareholders[1,3]	13.9%	8.8%	580	bps	13.3%	14.8%	(101)	bps
Organic Growth	40.0%	12.6%			26.1%	N/A
(1) After the impact of noncontrolling interests
(2)Represents Pretax income divided by total revenues
(3) See Non-GAAP Financial Data section of this press release for further information

Specialty Property & Casualty Insurance Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)	2025	2024	% Change		2025	2024	% Change
Gross premium written	$97,185	$115,154	(16)%		$280,347	$322,782	(13)%
Net premiums written	$17,777	$32,754	(46)%		$50,988	$91,290	(44)%
Net premiums earned	$17,027	$27,441	(38)%		$48,908	$80,074	(39)%
Total revenue	$22,774	$40,132	(43)%		$65,335	$101,502	(36)%
Net income (loss) from continuing operations	$(53)	$7,990	(101)%		$1,799	$8,632	(79)%
Adjusted EBITDA to shareholders	$49	$1,591	(97)%		$2,319	$2,439	(5)%
Loss Ratio	84.5%	74.4%	(1010)	bps	73.3%	78.4%	510	bps
Expense Ratio	28.4%	26.1%	(230)	bps	34.1%	24.4%	(970)	bps
Combined Ratio	112.9%	100.5%	(1240)	bps	107.4%	102.8%	(460)	bps
(1) See Non-GAAP Financial Data section of this press release for further information
AFG Corporate (holding company only)
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance and Insurance Distribution subsidiaries, had net assets of $256 million as of September 30, 2025. Assets included cash and liquid securities of $227 million and other investments of $30 million.

Consolidated Ambac Financial Group, Inc. Stockholders' Equity and NCI Impact to EPS
Stockholders’ equity attributable to common shareholders at September 30, 2025, was $843,384, or $18.06 per share compared to $859,839 or $18.53 per share as of June 30, 2025. The decline was primarily a result of the net loss from continuing operations attributable to common shareholders of $(31) million partially offset by an increase to equity from the warrant issuance of $17,000.
Share Repurchase
Subsequent to September 30, 2025, AFG repurchased in the open market over 3.1 million shares of its outstanding common stock through a 10B5-1 program. These repurchases represented 6.7% of shares outstanding and 6.5% of basic weighted shares outstanding as last reported.
Calculation of Earnings Per Share
Diluted net income per share is computed by dividing net income attributable to shareholders, including adjustments to the redemption value of redeemable noncontrolling interests, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income attributable to shareholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net income (loss) from continuing operations attributable to shareholders	$(31,730)	$(18,117)	$(68,422)	$(37,119)
Adjustment for Redeemable NCI	(569)	(2,402)	$(12,993)	$(2,533)
Numerator of diluted EPS	$(32,299)	$(20,519)	$(81,415)	$(39,652)
Per Share — Diluted	$(0.67)	$(0.43)	$(1.70)	$(0.85)

Net income (loss) attributable to Ambac shareholders	$(112,620)	$(27,503)	$(231,710)	$(8,183)
Adjustment for Redeemable NCI	(569)	(2,402)	(12,993)	(2,533)
Numerator of diluted EPS	$(113,189)	$(29,905)	$(244,703)	$(10,716)
Per Share — Diluted	$(2.35)	$(0.63)	$(5.11)	$(0.23)

WASO-Diluted	48,106	47,689	47,862	46,581

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except share data)	2025	2024	2025	2024
Revenues:
Commissions	$36,059	$23,064	$103,152	$54,014
Servicing and other fees	4,855	2,266	14,291	2,266
Net premiums earned	17,027	27,441	48,908	80,074
Program fees	3,590	3,622	10,739	9,517
Investment income	2,666	3,488	8,090	10,891
Other	2,408	10,124	(862)	13,831
Total revenues	66,606	70,005	184,319	170,593
Expenses:
Commissions	11,167	9,499	28,935	27,209
Losses and loss adjustment expenses	14,386	20,421	35,860	62,800
Policy acquisition costs	3,491	5,993	11,031	15,816
General and administrative	53,710	44,000	132,781	89,436
Intangible amortization and depreciation	9,746	7,104	28,663	10,332
Interest	6,185	3,745	17,209	3,745
Total expenses	98,685	90,762	254,479	209,338
Pretax income (loss) from continuing operations	(32,079)	(20,757)	(70,160)	(38,745)
Provision (benefit) for income taxes from continuing operations	(1,241)	(867)	(4,030)	(767)
Net income (loss) from continuing operations	(30,838)	(19,890)	(66,130)	(37,978)
Net income (loss) from discontinued operations	(80,890)	(9,386)	(163,288)	28,936
Net income (loss)	(111,728)	(29,276)	(229,418)	(9,042)
Net (gain) loss attributable to noncontrolling interest	(892)	1,773	(2,292)	859
Net income (loss) attributable to shareholders	$(112,620)	$(27,503)	$(231,710)	$(8,183)

Net income (loss) from continuing operations attributable to shareholders	$(31,730)	$(18,117)	$(68,422)	$(37,119)
Net income (loss) from discontinued operations attributable to shareholders	(80,890)	(9,386)	(163,288)	28,936
Net income (loss) attributable to shareholders	$(112,620)	$(27,503)	$(231,710)	$(8,183)

Net income (loss) from continuing operations per share attributable to shareholders
Basic	$(0.67)	$(0.43)	$(1.70)	$(0.85)
Diluted	$(0.67)	$(0.43)	$(1.70)	$(0.85)

Net income (loss) per share attributable to shareholders
Basic	$(2.35)	$(0.63)	$(5.11)	$(0.23)
Diluted	$(2.35)	$(0.63)	$(5.11)	$(0.23)

Weighted average number of common shares outstanding:
Basic	48,106,069	47,688,986	47,862,071	46,580,518
Diluted	48,106,069	47,688,986	47,862,071	46,580,518

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)	September 30, 2025	June 30, 2025
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $132,617 and $163,183)	$131,101	$161,335
Short-term investments, at fair value (amortized cost: $295,815 and $102,719)	295,825	102,720
Other investments (includes $7,684 and $7,486 at fair value)	28,302	28,193
Total investments (net of allowance for credit losses of $0 and $0)	455,228	292,248
Cash and cash equivalents (including $24,247 and $17,669 of restricted cash)	51,767	46,383
Premium receivables (net of allowance for credit losses of $200 and $142)	74,760	71,875
Commission and fees receivable	75,480	72,619
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $338 and $338)	440,462	376,445
Deferred ceded premium	160,906	155,582
Policy acquisition costs	9,284	9,407
Intangible assets, less accumulated amortization	339,197	353,904
Goodwill	445,382	451,808
Other assets	95,424	99,698
Assets of discontinued operations	—	6,592,417
Total assets	$2,147,890	$8,522,386
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$197,133	$191,060
Loss and loss adjustment expense reserves	437,539	383,969
Ceded premiums payable	87,635	90,557
Deferred program fees and reinsurance commissions	7,754	7,346
Deferred taxes	68,865	72,003
Short-term debt	—	150,000
Accrued interest payable	—	2,944
Commission payable	109,317	96,875
Other liabilities	92,226	95,900
Liabilities of discontinued operations	—	6,213,024
Total liabilities	1,000,469	7,303,678

Redeemable noncontrolling interest	188,247	190,347
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,876,882 and 48,875,167	489	489
Additional paid-in capital	367,077	347,939
Accumulated other comprehensive income (loss)	11,780	(66,013)
Retained earnings	491,733	607,548
Treasury stock, shares at cost: 2,175,418 and 2,368,194	(27,695)	(30,124)
Total Ambac Financial Group, Inc. stockholders’ equity	843,384	859,839
Nonredeemable noncontrolling interest	115,790	168,522
Total stockholders’ equity	959,174	1,028,361
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$2,147,890	$8,522,386

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently
The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure and the most comparable GAAP financial measure is also presented below.
Non-GAAP Financial Measures
Organic Revenue Growth & Rate (Insurance Distribution Only.) — Organic revenue is based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from acquisitions and (ii) commissions and fees from divestitures (iii) and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period and reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue.
Total Specialty P&C Insurance Production Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment. Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.
EBITDA — EBITDA is net income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization of intangible assets.
EBITDA Margin — EBITDA divided by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income taxes, depreciation, amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted net income as net income (loss) from continuing operations attributable to Ambac adjusted for amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing non-controlling interests as otherwise reported under GAAP earnings per share. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.
Results of Operations by Segment (Continued)

Three Months Ended September 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$97,185			$97,185
Net premiums written	17,777			17,777
Total revenues from Continuing Operations	22,774	43,222	610	66,606
Total expenses from Continuing Operations	22,819	48,969	26,897	98,685
Pretax income (loss)	(45)	(5,747)	(26,287)	(32,079)
Provision (benefit) for income taxes	8	(1,241)	(8)	(1,241)
Net income (loss) from Continuing Operations	$(53)	$(4,506)	$(26,279)	$(30,838)

Adjustments to EBITDA
Add: Interest expense		$6,185		$6,185
Add: Income tax expense	8	(1,241)	(8)	(1,241)
Add: Depreciation	—	145	328	473
Add: Intangible amortization		9,272		9,272
EBITDA from Continuing Operations	$(45)	$9,855	$(25,958)	$(16,148)
EBITDA from Continuing Operations attributable to Ambac shareholders	$(45)	$5,928	$(25,958)	$(20,075)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$229	$229
Add: Equity-based compensation expense	94	100	5,953	6,147
Add: Severance and restructuring expense	—	—	8,875	8,875
Add: Other non-operating (income) losses	—	—	2,008	2,008
Adjusted EBITDA from Continuing Operations	49	9,955	(8,893)	1,111
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$49	$5,988	$(8,893)	$(2,856)

Net income (loss) (Continuing Operations)	$(53)	$(4,506)	$(26,279)	$(30,838)
Adjustments:
Add: Acquisition and integration related expenses	—	—	229	229
Add: Intangible amortization	—	9,272	—	9,272
Add: Equity-based compensation expense	94	100	5,953	6,147
Add: Severance and restructuring expense	—	—	8,875	8,875
Add: Other non-operating (income) losses	—	—	2,008	2,008
Adjusted net income (loss) before tax and NCI	41	4,866	(9,214)	(4,307)
Income tax effects	—	(2,067)	—	(2,067)
Adjusted net income (loss) before NCI	41	2,799	(9,214)	(6,374)
Net (income) loss attributable to noncontrolling interest	—	(3,583)	—	(3,583)
Adjusted net income (loss) attributable to shareholders	$41	$(784)	$(9,214)	$(9,957)

Net income (loss) margin	(0.2)%	(10.4)%	NM	(46.3)%
Adjusted EBITDA Margin	0.2%	23.0%	NM	1.7%
Adjusted EBITDA Margin to Ambac shareholders	0.2%	13.9%	NM	(4.3)%
Adjusted Net income (loss) after NCI margin	0.2%	(1.8)%	NM	(14.9)%

Three Months Ended September 30, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$115,154			$115,154
Net premiums written	32,754			32,754
Total revenues from Continuing Operations	40,132	23,995	5,878	70,005
Total expenses from Continuing Operations	31,198	31,944	27,620	90,762
Pretax income (loss)	8,934	(7,949)	(21,742)	(20,757)
Provision (benefit) for income taxes	944	(883)	(928)	(867)
Net income (loss) from Continuing Operations	$7,990	$(7,066)	$(20,814)	$(19,890)

Adjustments to EBITDA
Add: Interest expense		$3,745		$3,745
Add: Income tax expense	—	(883)	(928)	(867)
Add: Depreciation		206	475	681
Add: Intangible amortization		6,423		6,423
EBITDA from Continuing Operations	$8,934	$2,425	$(21,267)	$(9,908)
EBITDA from Continuing Operations attributable to Ambac shareholders	$8,934	$1,868	$(21,267)	$(10,465)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	—	$—	$14,854	14,854
Add: Equity-based compensation expense	157	—	2,376	2,533
Add: Severance and restructuring expense	—	248	1,653	1,901
Add: Other non-operating (income) losses	(7,500)	—	582	(6,918)
Adjusted EBITDA from Continuing Operations	1,591	2,673	(1,802)	2,462
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$1,591	$2,116	$(1,802)	$1,905

Net income (loss) (Continuing Operations)	$7,990	$(7,066)	$(20,814)	$(19,890)
Adjustments:
Add: Acquisition and integration related expenses	—	—	14,854	14,854
Add: Intangible amortization	—	6,423	—	6,423
Add: Equity-based compensation expense	157	—	2,376	2,533
Add: Severance and restructuring expense	—	248	1,653	1,901
Add: Other non-operating (income) losses	(7,500)	—	582	(6,918)
Adjusted net income (loss) before tax and NCI	647	(395)	(1,349)	(1,097)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	647	(395)	(1,349)	(1,097)
Net (income) loss attributable to noncontrolling interest	—	(557)	—	(557)
Adjusted net income (loss) attributable to shareholders	$647	$(952)	$(1,349)	$(1,654)

Net income (loss) margin	19.9%	(29.4)%	NM	(28.4)%
Adjusted EBITDA Margin	4.0%	11.1%	NM	3.5%
Adjusted EBITDA Margin to Ambac shareholders	4.0%	8.8%	NM	2.7%
Adjusted Net income (loss) after NCI margin	1.6%	(4.0)%	NM	(2.4)%

Results of Operations by Segment (Continued)

Nine Months Ended September 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$280,347			$280,347
Net premiums written	50,988			50,988
Total revenues from Continuing Operations	65,335	117,261	1,723	184,319
Total expenses from Continuing Operations	63,258	135,420	55,801	254,479
Pretax income (loss)	2,077	(18,159)	(54,078)	(70,160)
Provision (benefit) for income taxes	278	(3,922)	(386)	(4,030)
Net income (loss) from Continuing Operations	$1,799	$(14,237)	$(53,692)	$(66,130)

Adjustments to EBITDA
Add: Interest expense	$—	$17,209	$—	$17,209
Add: Income tax expense	278	(3,922)	(386)	(4,030)
Add: Depreciation	—	343	1,074	1,417
Add: Intangible amortization	—	27,247	—	27,247
EBITDA from Continuing Operations	$2,077	$26,640	$(53,004)	$(24,286)
EBITDA from Continuing Operations attributable to Ambac shareholders	$2,077	$15,508	$(53,004)	$(35,418)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$375	$1,310	$1,685
Add: Equity-based compensation expense	241	167	9,422	9,830
Add: Severance and restructuring expense	—	60	13,612	13,672
Add: Other non-operating (income) losses	—	(591)	2,008	1,417
Adjusted EBITDA from Continuing Operations	2,319	26,647	(26,652)	2,314
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$2,319	$15,599	$(26,652)	$(8,734)

Net income (loss) (Continuing Operations)	$1,799	$(14,241)	$(53,689)	$(66,130)
Adjustments:
Add: Acquisition and integration related expenses	—	375	1,310	1,685
Add: Intangible amortization	—	27,336	—	27,336
Add: Equity-based compensation expense	241	167	9,422	9,830
Add: Severance and restructuring expense	—	60	13,612	13,672
Add: Other non-operating (income) losses	—	(591)	2,008	1,417
Adjusted net income (loss) before tax and NCI	2,041	13,106	(27,339)	(12,192)
Income tax effects	(15)	(3,959)	15	(3,959)
Adjusted net income (loss) before NCI	2,026	9,147	(27,324)	(16,151)
Net (income) loss attributable to noncontrolling interest	—	(10,395)	—	(10,395)
Adjusted net income (loss) attributable to shareholders	$2,026	$(1,248)	$(27,324)	$(26,546)

Net income (loss) margin	7.9%	(32.9)%	NM	(99.3)%
Adjusted EBITDA Margin	3.5%	22.7%	NM	1.3%
Adjusted EBITDA Margin to Ambac shareholders	3.5%	13.3%	NM	(4.7)%
Adjusted Net income (loss) after NCI margin	8.9%	(2.9)%	NM	(39.9)%

Nine Months Ended September 30, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$322,782			$322,782
Net premiums written	91,290			91,290
Total revenues from Continuing Operations	101,502	55,166	13,925	170,593
Total expenses from Continuing Operations	91,847	58,017	59,474	209,338
Pretax income (loss)	9,655	(2,851)	(45,549)	(38,745)
Provision (benefit) for income taxes	1,023	(756)	(1,034)	(767)
Net income (loss) from Continuing Operations	$8,632	$(2,095)	$(44,515)	$(37,978)

Adjustments to EBITDA
Add: Interest expense	$—	$3,745	$—	$3,745
Add: Income tax expense	1,023	(756)	(1,034)	(767)
Add: Depreciation	—	230	1,401	1,631
Add: Intangible amortization	—	8,701	—	8,701
EBITDA from Continuing Operations	$9,655	$9,825	$(44,148)	$(24,668)
EBITDA from Continuing Operations attributable to Ambac shareholders	$9,655	$7,918	$(44,148)	$(26,575)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$25,827	$25,827
Add: Equity-based compensation expense	282	—	6,252	6,534
Add: Severance and restructuring expense	—	248	6,990	7,238
Add: Other non-operating (income) losses	(7,500)	—	(3,845)	(11,345)
Adjusted EBITDA from Continuing Operations	2,439	10,067	(8,921)	3,585
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$2,439	$8,160	$(8,921)	$1,678

Net income (loss) (Continuing Operations)	$8,631	$(1,983)	$(44,515)	$(37,868)
Adjustments:
Add: Acquisition and integration related expenses	—	—	25,827	25,827
Add: Intangible amortization	—	8,701	—	8,701
Add: Equity-based compensation expense	282	—	6,252	6,534
Add: Severance and restructuring expense	—	248	6,990	7,238
Add: Other non-operating (income) losses	(7,500)	—	(3,845)	(11,345)
Adjusted net income (loss) before tax and NCI	1,416	6,854	(9,292)	(1,022)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	1,416	6,854	(9,292)	(1,022)
Net (income) loss attributable to noncontrolling interest	—	(1,907)	—	(1,907)
Adjusted net income (loss) attributable to shareholders	$1,416	$4,947	$(9,292)	$(2,929)

Net income (loss) margin	8.5%	(3.8)%	NM	(22.3)%
Adjusted EBITDA Margin	2.4%	18.2%	NM	2.1%
Adjusted EBITDA Margin to Ambac shareholders	2.4%	14.8%	NM	1.0%
Adjusted Net income (loss) after NCI margin	1.4%	9.0%	NM	(1.7)%

Organic Growth

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2025	2024	% Growth	2025	2024	% Growth
Total Insurance Distribution revenue (1)	$43,222	$23,995	80%	$117,261	$55,166	113%
Less: Acquired revenues	(6,206)			(43,955)	—
Less: Profit commission and contingent commission income	(1,940)	(1,319)		(8,897)	(3,642)
Total Organic Revenue & Growth Percentage	34,035	24,312	40.0%	67,052	53,160	26.1%
(1)Total Insurance Distribution revenue includes investment income
Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$97,185	$115,154	(16)%	$280,347	$322,782	(13)%
Insurance Distribution Premiums Placed	245,394	144,949	69%	728,493	288,463	153%
Specialty P&C Insurance Production	$342,579	$260,103	32%	$1,008,840	$611,245	65%
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is an insurance holding company headquartered in New York City. Ambac consists of a diverse mix of specialty insurance underwriting and distribution businesses in the U.S. and U.K. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Investor Relations
(212) 208-3222
ir@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2)

uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business resulting in inadequacy of loss and loss expense reserves and the possibility that changes in reserves may result in further volatility of earnings or financial results; (4) credit risk throughout Ambac’s business, including but not limited to issuers of securities in our investment portfolios, and exposures to reinsurers; (5) our inability to achieve investment objectives; (6) the Company’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (7) the Company’s indebtedness could adversely affect the Company’s financial condition and operating flexibility; (8) Ambac may not be able to obtain financing, refinance its outstanding indebtedness, or raise capital on acceptable terms or at all due to its outstanding indebtedness and financial condition; (9) failure of specialty insurance program partners to properly market, underwrite or administer policies; (10) inability to obtain reinsurance coverage on economic terms; (11) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (12) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (13) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (14) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (15) disagreements or disputes with Ambac's insurance regulators; (16) risks attendant to the change in composition of securities in Ambac’s investment portfolio; (17) adverse impacts from changes in prevailing interest rates; (18) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (19) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (20) the Company’s ability to adapt to the rapid pace of regulatory change; (21) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (22) system security risks, data protection breaches and cyber attacks; (23) failures in services or products provided by third parties; (24) political developments that disrupt the economies where the Company has insured exposures; (25) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (26) fluctuations in foreign currency exchange rates; (27) failure to realize our business expansion plans or failure of such plans to create value; (28) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (29) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (30) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (31) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (32) difficulties in integrating acquired businesses into our business; and (33) other risks and uncertainties that have not been identified at this time.